                                                                    Exhibit 11.1


                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                    Years Ended September 30,
                                                                 -------------------------------
                                                                   1996       1995       1994
                                                                 ---------  ---------  ---------
PRIMARY EARNINGS (NOTE A:)
Income before extraordinary loss and cumulative effect of
  accounting changes                                              $176,350  $119,983   $131,142
Dividends on preferred stock                                                  (8,000)   (12,000)
Repurchase of preferred stock                                                (17,600)
                                                                  --------   -------   --------
     Subtotal                                                      176,350    94,383    119,142
Extraordinary loss                                                                      (44,320)
Accounting changes                                                           (14,598)   (44,165)
                                                                  --------  --------   --------
Net income applicable to common stock                             $176,350  $ 79,785   $ 30,657
                                                                  ========  ========   ========
Shares:
-------
Weighted average number of common shares outstanding               143,256   141,215    140,532
Assuming conversion of dilutive stock options                        1,150       111         90
                                                                  --------  --------   --------
Weighted average number of common shares outstanding as
  adjusted                                                         144,406   141,326    140,622
                                                                  ========  ========   ========
Primary earnings per common share:
----------------------------------
Income before extraordinary loss and cumulative effect of
  accounting changes                                              $   1.22  $    .66   $    .85
Extraordinary loss                                                                         (.31)
Accounting changes                                                              (.10)      (.32)
                                                                  --------  --------   --------
Net income                                                        $   1.22  $    .56   $    .22
                                                                  ========  ========   ========
FULLY DILUTED EARNINGS (NOTE A:)
Net income applicable to common stock                             $176,350  $ 79,785   $ 30,657
Interest expense, net of tax, related to dilutive convertible debt
                                                                  --------  --------   --------
Net income as adjusted                                            $176,350  $ 79,785   $ 30,657
                                                                  ========  ========   ========
Shares:
-------
Weighted average number of common shares outstanding               143,256   141,215    140,532
Assuming conversion of dilutive convertible debt
Assuming conversion of dilutive stock options                        1,502       128         90
                                                                  --------  --------   --------
Weighted average number of common shares outstanding
  as adjusted                                                      144,758   141,343    140,622
                                                                  ========  ========   ========
Fully diluted earnings per common share:
----------------------------------------
Income before extraordinary loss and cumulative effect of
  accounting changes                                              $   1.22  $    .66   $    .85
Extraordinary loss                                                                         (.31)
Accounting changes                                                              (.10)      (.32)
                                                                  --------  --------   --------
Net income                                                        $   1.22  $    .56   $    .22
                                                                  ========  ========   ========

Note A:  This calculation is submitted in accordance with Regulation S-K item
     601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.